UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2015, Texas Capital Bancshares, Inc. (“the Company”) received a written notification (the “Notification”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had failed to comply with Nasdaq Listing Rule 5460(a)(4) (“the Rule”) with respect to its 6.50% Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”). The Rule requires preferred stock listed on Nasdaq to maintain at least 100 public holders, including both beneficial holders and holders of record, among other requirements. The Company received the Notification because it failed to provide evidence that it met the requirement of 100 public holders for the Preferred Stock. The Notification had no immediate effect on the listing of the Company’s Preferred Stock, and is not expected to have an impact on the listing of the Company’s common stock.

The Company has 45 calendar days to submit a plan to regain compliance. The Company believes it is in compliance with the Rule and is working to obtain evidence of its compliance. If such evidence is obtained, the Company intends to submit that evidence to Nasdaq for its consideration within the timeframe provided. Nasdaq will then notify the Company of its determination with respect to the continued listing of the Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer